As filed with the Securities and Exchange Commission on May 3, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	27-1739487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(214) 871-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan W. Barksdale

Chief Executive Officer

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(214) 871-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVries

Yuki P. Whitmire

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-2800

(214) 969-4343 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.00001 per share	15,438,805	$12,351,044	$1,684.68 (3)

(1)	In accordance with Rule 416, we are also registering an indeterminable number of shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the OTC Bulletin Board on May 2, 2013.
(3)	Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is applying a portion of the filing fee of $4,559.27 associated with the unsold securities under its registration statement on Form S-1 (No. 333-178310) initially filed with the Securities and Exchange Commission on December 5, 2011 against the total filing fee of $1,684.68 that would otherwise be due in connection with this registration statement

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 3, 2013

Prospectus

15,438,805 Shares

Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and sell, from time to time, up to 15,438,805 shares of our common stock. Of the 15,438,805 shares of our common stock covered by this prospectus, 12,589,971 shares are currently outstanding, 2,598,834 shares are issuable upon the exercise of outstanding warrants and 250,000 shares are issuable upon the conversion of an outstanding convertible note. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. This prospectus does not cover the issuance of any shares of common stock by us to the selling stockholders.

Except for underwriting discounts and selling commissions, which may be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the common stock covered by this prospectus.

The selling stockholders may sell the common stock from time to time at market prices prevailing at the time of sale, prices related to prevailing market prices or privately negotiated prices. The selling stockholders may sell the common stock to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling stockholders, purchasers in connection with sales of the common stock, or both. Additional information relating to the distribution of the common stock by the selling stockholders can be found in this prospectus under the heading “Plan of Distribution.” If underwriters or dealers are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in a supplement to this prospectus.

Our common stock is quoted on the OTCQB under the symbol “RDMP.” On May 2, 2013, the closing price of our common stock on the OTCQB was $0.80 per share.

Investing in our common stock involves risks. You should carefully consider the “Risk Factors” referred to on page 3 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders referred to in this prospectus may offer and sell from time to time up to 15,438,805 shares of our common stock.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

You should assume that the information appearing in this prospectus and in any prospectus supplement is only accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, all references in this prospectus to “Red Mountain,” the “Company,” “we,” “our” and “us” refer to Red Mountain Resources, Inc. and its subsidiaries on a consolidated basis.

SUMMARY

This summary highlights information about this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference before making an investment decision.

Red Mountain Resources, Inc.

Red Mountain Resources, Inc. is a Dallas-based growth-oriented energy company engaged in the acquisition, development and exploration of oil and natural gas properties in established basins with demonstrable prolific producing zones. Currently, we have established acreage positions and production in the Permian Basin of West Texas and Southeast New Mexico and the onshore Gulf Coast of Texas. Additionally, we have an established and growing acreage position in Kansas.

We plan to grow production and reserves by acquiring, exploring and developing an inventory of long-life, low risk drilling opportunities with attractive rates of return. Our focus is on opportunities in and around producing oil and natural gas properties where we can enhance production and reserves through application of newer drilling and completion techniques, infill drilling, targeting untapped but known productive hydrocarbon strata, and enhanced oil recovery applications.

As of April 30, 2013, we owned interests in 881,811 gross (304,430 net) mineral and lease acres in New Mexico, Texas and Kansas, of which 336,851 gross (31,011 net) acres are within the Permian Basin. We have successfully leased over 3,800 net acres in Kansas located on the Central Kansas Uplift, and we also owned interests in 1,400 net acres located on the Villarreal, Frost Bank, Resendez, Peal Ranch and La Duquesa Prospects in the Gulf Coast of Texas.

On January 28, 2013, we closed the acquisition of 5,091,210 shares of common stock of Cross Border Resources, Inc. (“Cross Border”), bringing our total ownership to approximately 78% of the outstanding Cross Border common stock. Prior to the acquisition, we owned 47% of Cross Border’s outstanding common stock, and the investment was accounted for under the equity method of accounting. Subsequent to this transaction, we account for Cross Border as a consolidated subsidiary. As of April 30, 2013, we owned of record 14,327,767 shares of Cross Border common stock, representing 83% of Cross Border’s outstanding common stock.

Our principal executive office is located at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201. Our telephone number is (214) 871-0400. Our website address is www.redmountainresources.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

The Offering

Common stock offered by the selling stockholders	15,438,805 shares

Selling stockholders	All of the shares of common stock are being offered by the selling stockholders named herein. This prospectus does not offer for sale any common stock beneficially owned by our affiliates. See “Selling Stockholders” for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock in this offering.

Plan of distribution	The selling stockholders named in this prospectus may offer or sell the common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution.”

OTCQB symbol	RDMP

RISK FACTORS

An investment in our common stock involves risks. Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our common stock could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are “forward-looking statements” and are prospective. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “understand,” or similar expressions and the negative of such words and expressions, although not all forward-looking statements contain such words or expressions.

Forward-looking statements are only predictions and are not guarantees of performance. These statements generally relate to our plans, objectives and expectations for future operations and are based on management’s current beliefs and assumptions, which in turn are based on its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. Although we believe that the plans, objectives and expectations reflected in or suggested by the forward-looking statements are reasonable, there can be no assurance that actual results will not differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements also involve risks and uncertainties. Many of these risks and uncertainties are beyond our ability to control or predict and could cause results to differ materially from the results discussed in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:

•	our ability to raise additional capital to fund future capital expenditures;

•	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop and produce our oil and natural gas properties;

•	declines or volatility in the prices we receive for our oil and natural gas;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

•	risks associated with drilling, including completion risks, cost overruns and the drilling of non-economic wells or dry holes;

•	uncertainties associated with estimates of proved oil and natural gas reserves;

•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•	risks and liabilities associated with acquired companies and properties;

•	risks related to integration of acquired companies and properties;

•	potential defects in title to our properties;

•	cost and availability of drilling rigs, equipment, supplies, personnel and oilfield services;

•	geological concentration of our reserves;

•	environmental or other governmental regulations, including legislation of hydraulic fracture stimulation;

•	our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

•	exploration and development risks;

•	management’s ability to execute our plans to meet our goals;

•	our ability to retain key members of our management team;

•	weather conditions;

•	actions or inactions of third-party operators of our properties;

•	costs and liabilities associated with environmental, health and safety laws;

•	our ability to find and retain highly skilled personnel;

•	operating hazards attendant to the oil and natural gas business;

•	competition in the oil and natural gas industry; and

•

the other factors discussed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2012, and may be identified in our Quarterly Reports on Form 10-Q and our other filings with the SEC and/or press releases from time to time.

Forward-looking statements speak only as of the date hereof. All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale the shares of common stock by the selling stockholders under this prospectus. The proceeds from the resale of the shares of common stock under this prospectus are solely for the account of the selling stockholders. We will only receive proceeds in this offering if we issue shares of our common stock to the selling stockholders upon the exercise of warrants. If all of the warrants are exercised, we will receive up to approximately $3.0 million from the exercise of the warrants. Any proceeds we receive from the exercise of warrants will be used for general corporate purposes.

SELLING STOCKHOLDERS

We have agreed with certain stockholders to register for resale certain shares of our common stock owned by the selling stockholders named below. We will pay the expenses associated with preparing and filing this registration statement; however, the selling stockholders will pay any legal fees, expenses, commissions or other expenses relating to the sale of their common stock.

Of the 15,438,805 shares of our common stock covered by this prospectus, 12,589,971 shares are currently outstanding, 2,598,834 shares are issuable upon the exercise of outstanding warrants and 250,000 shares are issuable upon the conversion of an outstanding convertible note. As specified in the footnotes to the table below, the shares of common stock covered by this prospectus:

•

were issued pursuant to individually negotiated purchase agreements with holders of Cross Border common stock or promissory notes pursuant to which the holder sold shares of Cross Border common stock or Cross Border promissory notes in exchange for shares of our common stock;

•

are issuable pursuant to warrants that were issued by us as broker compensation for broker services provided in connection with a $16.2 million private placement of our common stock that terminated in November 2011 (the “November 2011 private placement”) or a $6 million private placement of our common stock that closed on February 5, 2013 (the “February 2013 private placement”);

•	were issued, or are issuable pursuant to warrants issued, by us as partial compensation for consulting services;

•	are issuable pursuant to warrants issued by us to certain lenders as partial compensation in connection with promissory notes; or

•	are issuable pursuant to a convertible note.

The shares of common stock being offered hereby are being registered to permit public secondary trading. The selling stockholders may offer all or part of their shares of common stock for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of the shares, nor are the selling stockholders obligated to sell any shares immediately under this prospectus.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by them as of May 3, 2013, the number of shares being offered by them, the number of shares each selling stockholder will beneficially own if the stockholder sells all of the shares being registered and the selling stockholder’s percentage ownership of our total outstanding shares of common stock if all the shares in the offering are sold. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of common stock beneficially owned after the offering is based on 125,961,731 shares of common outstanding as of May 3, 2013. As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ interests.

All information with respect to share ownership has been furnished by or on behalf of the selling stockholders and is as of May 3, 2013. We believe, based on information supplied by the selling stockholders and subject to community property laws where applicable, that except as may otherwise be indicated in the footnotes to the table below, each selling stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it. Because the selling stockholders may sell all, part or none of their shares, no estimates can be given as to the number of shares that will be held by each selling stockholder upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares offered by this prospectus will be held by the selling stockholders.

Except as discussed below or in the footnotes to the table below, none of the selling stockholders has had any position with, held any office of, or had any other material relationship with us during the past three years:

•

On November 16, 2011, we issued a Senior Secured Promissory Note (the “2011 Note”) to William Belzberg, Hyman Belzberg and Caddo Management, Inc., as amended on November 16, 2012. On December 10, 2012, we issued an Amended and Restated Senior Secured Promissory Note (the “Amended and Restated Note”) in the aggregate principal amount of $6,000,000 to William Belzberg, Hyman Belzberg, Caddo Management, Inc., and RMS Advisors, Inc. On February 5, 2013, we paid in full the Amended and Restated Note and, on February 6, 2013, we issued an Unsecured Subordinated Promissory Note in the aggregate principal amount of $500,000 payable to Hyman Belzberg, William Belzberg and Caddo Management, Inc. Jeffrey David Joel Kallenberg is the sole owner and president of Caddo Management, Inc.

•	On May 24, 2011, Black Rock Capital, LLC issued a promissory note to William Belzberg in the aggregate principal amount of $1,500,000. The note was repaid in full on November 29, 2011.

•

R. M. Duncan Securities, Inc. and Mr. Randall M. Duncan provided certain consulting services to us with respect to certain corporate transactions during the second quarter of fiscal 2013, including (i) providing legal opinions and documentation in connection with individually negotiated purchases of Cross Border common stock from certain Cross Border stockholders; (ii) providing legal documentation in connection with individually negotiated purchases of Cross Border notes from certain Cross Border noteholders; (iii) assisting with individually negotiated purchases of debentures issued by O&G Leasing, LLC with individual debenture holders; and (iv) assisting in general corporate strategic planning. On December 31, 2012, we paid R. M. Duncan Securities, Inc. $250,000 in cash, and on May 3, 2013, we issued 159,961 shares of our common stock as compensation for these services.

•

Hewon Resources, Ltd. provided broker services to us in connection with the November 2011 private placement and the February 2013 private placement. As compensation for the broker services provided in connection with the November 2011 private placement, we agreed to pay $283,000 in cash and in December 2011, we issued warrants for an aggregate of 925,000 shares of common stock. As compensation for the broker services provided in connection with the February 2013 private placement, in February 2013, we granted options to purchase 5.3 million in shares of common stock with an exercise price of not less than $0.95 per share, exercisable through April 30, 2013, and agreed to pay $320,000 in cash. In addition, (i) on April 30, 2013, we issued to Hewon Resources, Ltd. warrants to purchase 160,000 shares of common stock, and (ii) on May 3, 2013, we issued 250,000 shares of common stock. Hewon Resources, Ltd. also received the right to appoint an individual acceptable to our board of directors to become a member of our board of directors.

•

On May 3, 2013, we issued 125,000 shares of common stock to Mondas Investments Ltd. as compensation for broker services provided to us in connection with our issuance of a $1 million convertible note on July 30, 2012.

Name of Selling Stockholders	Number of Shares Owned Before the Offering		Number of Shares Being Offered		Number of Shares Owned After the Offering (1)	Percentage of Shares Owned After the Offering
Butch Waldo, LLC(2)	320,000		320,000		0	0
Caddo Management, Inc.(3)	314,580	(4)	50,000	(4)	264,580	*
Cross B, LLC(5)	4,861,210		4,861,210	(5)	0	0
George K. Hickox, Jr.	1,466,668	(6)	1,466,668	(6)	0	0
Hewon Resources, Ltd.(7)	1,335,000	(8)	1,085,000	(8)	250,000	0
Hyman Belzberg	150,000	(9)	150,000	(9)	0	0
Jackson Street Investors, LLC(10)	1,937,500		1,937,500	(10)	0	0
Jeffrey David Joel Kallenberg	50,000	(11)	50,000	(11)	0	0
Lazarus Investment Partners LLLP(12)	1,814,290		1,814,290	(13)	0	0
Mondas Investments Ltd.(14)	625,625	(15)	380,500	(15)	120,125	*
Pure Energy Investors, LLC(16)	2,763,676	(17)	2,763,676	(17)	0	0
R. M. Duncan Securities, Inc.(18)	159,961		159,961	(18)	0	0
SST Advisors, Inc.(19)	250,000	(20)	250,000	(20)	0	0
William Belzberg	2,055,000	(21)	150,000	(21)	1,905,000	*

*	Less than 1%

(1)	Represents the number of shares of common stock that will be beneficially owned by the selling stockholders after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is part will be sold and (ii) no other shares of common stock will be acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, part or none of their shares of common stock offered pursuant to this prospectus and may sell some or all of their common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(2)	Price C. Gardner, as manager of Butch Waldo, LLC has sole voting and dispositive power over the common stock held by Butch Waldo, LLC. These shares were purchased from the Company in exchange for shares of Cross Border common stock.

(3)	Jeffrey David Joel Kallenberg, as president of Caddo Management, Inc., has sole voting and dispositive power over the common stock held by Caddo Management, Inc.

(4)	Includes 50,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 10, 2012. The warrant has an exercise price of $1.00 per share, subject to certain customary adjustments, and is exercisable through December 1, 2014. The warrant was received as partial consideration in connection with the Amended and Restated Note.

(5)	Randall M. Duncan, managing member of Cross B, LLC, has sole voting and dispositive power over the common stock held by Cross B, LLC. Mr. Duncan is an affiliate of R. M. Duncan Securities, Inc., a registered broker-dealer. These shares of common stock were purchased by Cross B, LLC from the Company in December 2012 in the ordinary course of business in exchange for outstanding shares of Cross Border common stock and, at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

(6)	Includes 733,334 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated January 28, 2013, with an exercise price of $1.20 per share, subject to certain customary adjustments, and exercisable through May 26, 2016. The warrant was purchased from the Company in January 2013 in exchange for Cross Border warrants. Also includes 366,667 shares of common stock purchased from the Company in January 2013 in exchange for shares of Cross Border common stock.

(7)	Ian Crosby, Cora Binchy, Robert Douglas, Mervyn Ellis, Karen Oliver, Paul Roper, James Colclough and Ian Ferguson, as the directors of Beaumont (Directors) Limited, the sole corporate director of Hewon Resources, Ltd., share voting and dispositive power over the common stock held by Hewon Resources, Ltd.

(8)

Includes (i) 50,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 29, 2011; and (ii) 875,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 13, 2011, each with an exercise price of $1.20 per share, subject to customary adjustments, and exercisable through April 30, 2014. These warrants were received as partial compensation for broker services provided in connection with the November 2011 private placement. Also includes 160,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated April 30, 2013, with an exercise price of $1.00 per share, subject to certain customary adjustments, and exercisable through January 31, 2016, which was received as partial compensation for broker services provided in connection with the February 2013 private placement.

(9)	Includes (i) 75,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 10, 2012, with an exercise price of $1.00 per share, subject to certain customary adjustments, and exercisable through December 1, 2014; and (ii) 75,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 13, 2011, with an exercise price of $1.20 per share, subject to certain customary adjustments, and exercisable through April 30, 2014. The 2012 warrant was received as partial compensation in connection with the Amended and Restated Note, and the 2011 warrant was assigned to Hyman Belzberg from a third party as consideration for certain consulting and other services provided by Mr. Belzberg to the third party.

(10)	Randall M. Duncan, the sole member of Duncan JSI Management, LLC, the manager of Jackson Street Investors, LLC, has sole voting and dispositive power over the common stock held by Jackson Street Investors, LLC. Mr. Duncan is an affiliate of R. M. Duncan Securities, Inc., a registered broker-dealer. These shares of common stock were purchased by Jackson Street Investors, LLC from the Company in the ordinary course of business in exchange for outstanding promissory notes of Cross Border held by Jackson Street Investors, LLC and, at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

(11)	Includes 50,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 13, 2011, with an exercise price of $1.20 per share, subject to certain customary adjustments, and exercisable through April 30, 2014. The warrant was received as partial compensation for broker services provided in connection with the 2011 Note.

(12)	Justin Borus, as Managing Member of Lazarus Investment Partners LLLP, has sole voting and dispositive power over the common stock held by Lazarus Investment Partners LLLP.

(13)	These shares were purchased from the Company in exchange for shares of Cross Border common stock.

(14)	François Kirschmann and Marika Faure-Calo, as directors of Mondas Investments, Ltd., share voting and dispositive power over the common stock held by Mondas Investments, Ltd.

(15)	Includes 380,500 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 13, 2011, with an exercise price of $1.20 per share, subject to certain customary adjustments, and exercisable through April 30, 2014. The warrant was received as partial compensation for broker services provided in connection with convertible promissory notes issued by the Company in November 2011.

(16)	Donald Spears, as manager of Pure Energy Investors, LLC, has sole voting and dispositive power over the common stock held by Pure Energy Investors, LLC.

(17)	These shares were purchased by Pure Energy Investors, LLC from the Company in exchange for shares of Cross Border common stock.

(18)	Randall M. Duncan, the president of R. M. Duncan Securities, Inc., has sole voting and dispositive power over the common stock held by R. M. Duncan Securities, Inc. R. M. Duncan Securities, Inc. is a registered broker-dealer and did not receive this common stock as compensation for providing any investment banking services to us. Consequently, Mr. R. M. Duncan is an “underwriter” within the meaning of the Securities Act with respect to any common shares it resells pursuant to this prospectus.

(19)	Stephen P. Harrington, as president of SST Advisors, Inc., has sole voting and dispositive power over the common stock held by SST Advisors, Inc.

(20)	Includes 250,000 shares of common stock issuable upon conversion of that certain convertible note dated November 30, 2011 in the aggregate principal amount of $250,000. The convertible note is due and payable on November 25, 2013 and bears interest at the rate of 10% per annum. Prior to repayment, the holder of the convertible note has the option to convert all or any portion of the unpaid balance of the convertible note (including accrued and unpaid interest) into shares of our common stock at a conversion price equal to $1.00 per share, subject to standard anti-dilution provisions.

(21)	Includes (i) 75,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 10, 2012, with an exercise price of $1.00 per share, subject to certain customary adjustments, and exercisable through December 1, 2014; and (ii) 75,000 shares of common stock issuable upon exercise of a Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc., dated December 13, 2011, with an exercise price of $1.20 per share, subject to certain customary adjustments, and exercisable through April 30, 2014. The 2012 warrant was received as partial compensation in connection with the Amended and Restated Note, and the 2011 warrant was assigned to William Belzberg from a third party as compensation for certain consulting and other services provided by Mr. Belzberg to the third party.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of the Florida Business Corporation Act (the “Florida Act”).

Common Stock

Our articles of incorporation authorizes us to issue 500,000,000 shares of common stock, par value $0.00001 per share. As of May 3, 2013, 125,961,731 shares of our common stock were issued and outstanding. Our common stock is quoted on the OTCQB under the symbol “RDMP.”

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders. Holders of our common stock are not entitled to cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our articles of incorporation permit our board of directors to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, and to establish by resolution one or more series of preferred stock and the powers, designations, preferences and participating, optional or other special rights of each series or classes of preferred stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series but not below the number of shares then outstanding. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock, and may have the effect of delaying, deferring or preventing a change of control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. Preferred stock could have preferences over common stock with respect to liquidation rights or dividends. None of our preferred stock is currently outstanding.

Florida Anti-Takeover Provisions

Certain provisions of the Florida Act could make our acquisition by a third party or a similar change of control more difficult. The “control share” provision and the “affiliated transaction” provision are anti-takeover provisions under Florida law that apply to public corporations organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or by-laws. We have elected to opt out of the “affiliated transaction” provision, but have not elected to opt out of the “control share” provision, although such provision may not be applicable to us or to a specific transaction if certain conditions are not met. The Florida Act contains a “control share” provision that, when applicable, generally prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) a majority or more of such voting power. However, the acquisition of a publicly-held Florida corporation’s shares is not deemed to be a control-share acquisition if it is either (i) approved by such corporation’s board of directors, or (ii) made pursuant to a merger agreement to which such Florida corporation is a party.

Director and Officer Indemnity

The Florida Act and our by-laws permit us to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Florida Act and our by-laws permit us to indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the Florida Act and our by-laws provide that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

The Florida Act and our by-laws permit us to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Florida Act and our by-laws prohibit indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the Company in the case of a suit by the Company or in a derivative suit by a stockholder or in a suit by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the Florida Act.

In accordance with our articles of incorporation, we shall, to the fullest extent permitted by the Florida Act, indemnify or advance expenses to any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company; or (iii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. In addition, our articles of incorporation provide that, unless otherwise expressly prohibited by the Florida Act, and except as otherwise provided in the previous sentence, our board of directors shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify each of its directors and officers to the fullest extent permitted by law. The bylaws further provide that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. In this regard, the Company has entered into separate indemnity agreements with each of its directors and officers to provide additional indemnification rights and protections to those persons. The Company maintains directors’ and officers’ liability insurance covering its directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy. There is no assurance that the Company will maintain liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc., located at 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, and its telephone number is (610) 649-7300.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ interests. In all cases, the selling stockholders will act independently of us in making decisions with respect to the timing, manner, size and price of each sale.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Sales Through Broker-Dealers

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver shares of common stock registered hereby to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

General Information

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock by the selling stockholders.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Carlton Fields, P.A.

EXPERTS

Our consolidated financial statements as of May 31, 2012 and for the year then ended have been incorporated herein by reference to our Annual Report on Form 10-K in reliance upon the report of Hein & Associates LLP, independent registered public accounting firm, also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. Our financial statements as of May 31, 2011 and for the year then ended have been incorporated herein by reference to our Annual Report on Form 10-K in reliance upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Cross Border as of and for the year ended December 31, 2012 and 2011 have been incorporated herein by reference to our Amendment No. 1 on Form 8-K/A filed on April 12, 2013 in reliance on the report of Darilek Butler & Associates, PLLC, independent registered public accounting firm, also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

Certain estimates of our oil and natural gas reserves that are incorporated by reference in this prospectus were based in part upon engineering reports prepared by independent petroleum engineers Forrest A. Garb & Associates, Inc. and Lee Engineering. These estimates are incorporated by reference in this prospectus in reliance upon the authority of said firms as experts in such matters.

MATERIAL CHANGES

There have been no material changes to us since May 31, 2012 that have not been described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, excluding any disclosures therein that are furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed on September 13, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012, filed on October 15, 2012, as amended by Amendment No. 1 on Form 10-Q/A filed on November 8, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2012, filed on January 14, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2013, filed on April 12, 2013;

•	Current Report on Form 8-K dated April 11, 2013, and filed on April 12, 2013;

•	Current Report on Form 8-K dated February 28, 2013, and filed on March 6, 2013;

•	Current Report on Form 8-K dated February 5, 2013, and filed on February 11, 2013;

•	Current Report on Form 8-K dated January 28, 2013, and filed on February 1, 2013, as amended by Amendment No. 1 on Form 8-K/A filed on April 12, 2013;

•	Current Report on Form 8-K dated December 24, 2012, and filed on December 31, 2012;

•	Current Report on Form 8-K dated December 10, 2012, and filed on December 14, 2012;

•	Current Report on Form 8-K dated November 30, 2012, and filed on November 30, 2012;

•	Current Report on Form 8-K dated November 16, 2012, and filed on November 16, 2012;

•	Current Report on Form 8-K dated November 14, 2012, and filed on November 14, 2012;

•	Current Report on Form 8-K dated November 6, 2012, and filed on November 13, 2012;

•	Current Report on Form 8-K dated October 30, 2012, and filed on November 2, 2012;

•	Current Report on Form 8-K dated October 18, 2012, and filed on October 29, 2012;

•

Current Report on Form 8-K dated October 19, 2012, and filed on October 19, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on November 7, 2012 and Amendment No. 2 on Form 8-K/A filed on January 15, 2013;

•	Current Report on Form 8-K dated September 7, 2012, and filed on September 7, 2012;

•	Current Report on Form 8-K dated August 28, 2012, and filed on August 29, 2012;

•	Current Report on Form 8-K dated August 10, 2012, and filed on August 13, 2012;

•	Current Report on Form 8-K dated July 25, 2012, and filed on July 30, 2012;

•	Current Report on Form 8-K dated July 19, 2012, and filed on July 25, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on August 16, 2012;

•	Current Report on Form 8-K dated June 30, 2012, and filed on July 3, 2012;

•	Amendment No. 1 on Form 8-K/A filed on June 21, 2012 to the Current Report on Form 8-K dated August 30, 2011;

•	Amendment No. 5 on Form 8-K/A filed on June 21, 2012, and Amendment No. 6 on Form 8-K/A filed on September 14, 2012, to the Current Report on Form 8-K dated May 26, 2011;

•	Current Report on Form 8-K dated June 13, 2012, and filed on June 18, 2012; and

•

The description of our common stock, which is contained in our registration statement on Form 8-A filed with the SEC on September 22, 2011, as updated or amended in any amendment or report filed for such purpose.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in any such documents), at no cost. Any person requesting such information can contact us at the address and telephone phone number indicated below:

Red Mountain Resources, Inc.

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

Attention: Chief Executive Officer

Telephone (214) 871-0400

Our incorporated reports and other documents may be accessed at our website address: www.redmountainresources.com or by contacting the SEC as described below in “Where You Can Find More Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Room at the address above. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.

15,438,805 Shares

Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement. All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission registration fee	$0
Trustees’ and transfer agents’ fees	0
Printing and engraving expenses	0
Legal fees and expenses	25,000	*
Accounting fees and expenses	25,000	*
Engineering fees and expenses	0
Miscellaneous	0

Total	$50,000	*

*	Estimate.

Each selling shareholder will be responsible for any underwriting discounts, brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the shares being registered and for any legal, accounting and other expenses incurred by such selling shareholder.

Item 15.	Indemnification of Directors and Officers

Red Mountain Resources, Inc. (the “Company”) is incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act (the “Florida Act”) and Article V of the Company’s by-laws permit the Company to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, Section 607.0850 of the Florida Act and Article V of the Company’s by-laws permit the Company to indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the Florida Act and the Company’s by-laws provide that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 607.0850 of the Florida Act and Article V of the Company’s by-laws permit the Company to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Florida Act and the Company’s by-laws prohibit indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the Company in the case of a suit by the Company or in a derivative suit by a stockholder or in a suit by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the Florida Act.

In accordance with the Company’s articles of incorporation, the Company shall, to the fullest extent permitted by the Florida Act, indemnify or advance expenses to any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company; or (iii) is or was serving at the request of the Company as an officer of another Company, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. In addition, the Company’s articles of incorporation provide that, unless otherwise expressly prohibited by the Florida Act, and except as otherwise provided in the previous sentence, the board of directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify each of its directors and officers to the fullest extent permitted by law. The bylaws further provide that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. In this regard, the Company has entered into separate indemnity agreements with each of its directors and officers to provide additional indemnification rights and protections to those persons. The Company maintains directors’ and officers’ liability insurance covering its directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy. There is no assurance that the Company will maintain liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 2, 2013.

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan W. Barksdale and Michael Uffman, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan W. Barksdale Alan W. Barksdale	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 2, 2013

/s/ Michael Uffman Michael Uffman	Chief Financial Officer (Principal Financial Officer)	May 2, 2013

/s/ Hilda D. Kouvelis Hilda D. Kouvelis	Chief Accounting Officer (Principal Accounting Officer)	May 2, 2013

/s/ Randell K. Ford Randell K. Ford	Director	May 2, 2013

David M. Heikkinen	Director	May 2, 2013

/s/ Richard Y. Roberts Richard Y. Roberts	Director	May 2, 2013

/s/ Paul N. Vassilakos Paul N. Vassilakos	Director	May 2, 2013

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement for Common Stock.

2.1	Plan of Reorganization and Share Exchange Agreement, dated March 22, 2011, by and between Black Rock Capital, LLC and Red Mountain Resources, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 31, 2011).

2.2	Amendment to Plan of Reorganization and Share Exchange Agreement, dated June 17, 2011, by and among Red Mountain Resources Inc., Black Rock Capital, LLC and Black Rock Capital Shareholders (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2011).

2.3	Amendment to Plan of Reorganization and Share Exchange Agreement, dated June 20, 2011, by and among Red Mountain Resources Inc., Black Rock Capital, LLC and Black Rock Capital Shareholders (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2011).

3.1	Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

3.2	Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

3.3	Articles of Correction for Red Mountain Resources (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

3.4	By-Laws of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333- 164968), filed with the SEC on February 18, 2010).

4.1	Specimen Certificate of Common Stock of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012).

5.1*	Opinion of Carlton Fields, P.A.

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of L J Soldinger Associates, LLC.

23.3*	Consent of Darilek Butler & Associates, PLLC.

23.4*	Consent of Forest A. Garb & Associates, Inc.

23.5*	Consent of Lee Engineering.

23.6*	Consent of Carlton Fields, P.A. (included in legal opinion filed as Exhibit 5.1).

24.1*	Power of attorney (included on signature page).

*	Filed herewith.
**	To be filed by amendment or on Form 8-K at a later date in connection with a specific offering of securities.